Item 27. Exhibit (f)(2)

NE Sec of State - Robert B. Evnen
Filing Document #: 9000562507 Pages: 1
Corporation Name: PACIFIC LIFE INSURANCE COMPANY Filing Date and Time: 10/22/2020 09:31 AM

ARTICLES OF AMENDMENT
OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF

PACIFIC LIFE INSURANCE COMPANY

This amendment to the Amended and Restated Articles of Incorporation filed with the Nebraska Secretary of State on March 1, 2016 (the “Amended and Restated Articles”) is executed pursuant to the applicable provisions of the Nebraska Revised Statutes, and such amendment shall be effective upon filing with the Nebraska Secretary of State.

Article II of the Amended and Restated Articles of Pacific Life Insurance Company is hereby amended to read as follows:

ARTICLE II

The street address of the registered office of the corporation in the State of Nebraska is 233 South 13th Street, Suite 1900, Lincoln, Nebraska 68508.

The name of the registered agent of the corporation at the registered office is CSC-Lawyers Incorporating Service Company.

The foregoing amendment to the Amended and Restated Articles as set forth above was duly approved and adopted by the board of directors on September 23, 2020.

The foregoing amendment to the Amended and Restated Articles has been duly approved by the required vote of shareholders in accordance with Nebraska Revised Statute. 21-2,152. The total number of outstanding shares of the corporation is 600,000. The number of shares voting for such amendment was six hundred thousand (600,000) and the number of shares voting against such amendment was zero.

IN WITNESS WHEREOF, Pacific Life Insurance Company has caused this Amendment to the Amended and Restated Articles as executed by its Secretary on September 29, 2020.

/s/ Jane Guon
Jane M. Guon, Secretary

Item 27. Exhibit (f)(2)

NEBRASKA DEPT of INSURANCE	STATE OF NEBRASKA DEPARTMENT OF INSURANCE

OCT O 9 202.0	OCT 3 0 2020

APPROVD

Item 27. Exhibit (f)(2)

NE Sec of State - Robert B. Evnen
Filing Document #: 9000549705 Pages: 1
Corporation Name: PACIFIC LIFE INSURANCE COMPANY Filing Date and Time: 07/09/2020 09:20 AM

DOMESTIC CHANGE OF REGISTERED AGENT and/or OFFICE

Robert B. Evnen, Secretary of State

P.O. Box 94608

Lincoln, NE 68509

www.sos.ne.gov

The following corporation, pursuant to the laws of the state of Nebraska, does hereby wish to change its Registered Agent and/or Registered Office.

Name of Corporation	PACIFIC LIFE INSURANCE COMPANY

State ID: 10075147

Previous:

Registered Agent:	National Registered Agents, Inc.

Registered Office:	5601 South 59th Street	Lincoln	NE	68516
	Street Address and Post Office Box (if any)	City		Zip

New:

Registered Agent:	CSC-Lawyers Incorporating Service Company

Registered Office*:	233 South 13th Street, Suite 1900	Lincoln	NE	68508
	Street Address and Post Office Box (if any)	City		Zip

* The street address of the registered office and the street address of the registered agent must be identical.

DATED	07/08/2020	/s/ Jill E. Cilmi
Signature

		Jill Cilmi	Vice President
Printed Name/Title

NOTE: Every filing must be signed by the chairperson of the board of directors, the president, or one of the officers of the corporation. If the corporation has not yet been formed or directors have not yet been selected, the filing shall be signed by an incorporator. If the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary, the filing shall be signed by that fiduciary. Signing a false document which is filed or attempted to be filed with the Secretary of State is a Class I Misdemeanor, subject to up to one year imprisonment or a $1000 fine, or both.

Registered Agent: Please check A (current agent) or B (new agent) below and sign

____ A. I hereby state that the above named corporation has been notified of the change in address of my registered office.

   X   B. I hereby consent to act as registered agent for the above named corporation.

Item 27. Exhibit (f)(2)

CSC-Lawyers Incorporating Service Company
By: /s/ Ami M. Casper
Signature of Registered Agent

Ami M. Casper	Asst. Vice President

FILING FEE: $30.00

Revised 01/10/2019	Neb. Rev. Stat. §21-234

Item 27. Exhibit (f)(2)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PACIFIC LIFE INSURANCE COMPANY

These Amended and Restated Articles of Incorporation are executed pursuant to the applicable provisions of the Nebraska Business Corporation Act and the Nebraska Insurance laws, and such Amended and Restated Articles of Incorporation shall be effective upon filing with the Nebraska Secretary of State.

The following Amended and Restated Articles of Incorporation contain amendments to the Restated Articles of Incorporation, which require shareholder approval. Subject to the approval of the Nebraska Department of Insurance, such amendments were recommended by the Board of Directors and adopted and approved by the sole shareholder, which held all the corporation's outstanding, common and voting stock and by unanimous written consent of the directors of the corporation on the 30th day of December 2015. At the time of such adoption, there were six hundred thousand (600,000) shares of common stock outstanding, all of which were of the same class and held to be voted the same. The number of shares voting for such amendments was six hundred thousand (600,000) and the number of shares voting against such amendments was zero.

The following Amended and Restated Articles of Incorporation shall supersede and replace in their entirety the original Articles of Incorporation and all amendments thereto.

I.

The name of the Corporation is PACIFIC LIFE INSURANCE COMPANY.

II.

The street address of the registered office of the corporation in the State of Nebraska is 5601 South 59th Street, Lincoln, Nebraska 68516.

The name of the registered agent of the corporation at the registered office is National Registered Agents, Inc.

III.

The main administrative office for the transaction of business of the corporation is hereby fixed and located at 700 Newport Center Drive, Newport Beach, California. The principal office in the State of Nebraska is hereby fixed and located at 6750 Mercy Road, Omaha, Nebraska 68106.

Item 27. Exhibit (f)(2)

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Item 27. Exhibit (f)(2)

IV.

The Corporation was incorporated in the State of California on July 22, 1936.

Upon the approval of these Amended and Restated Articles of Incorporation, Pacific Life Insurance Company be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Nebraska; and all privileges; franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all Certificates of Authority, agent appointments, outstanding insurance policies, and all choses in action, shall be and the same are hereby ratified, approved, confirmed and assured to Pacific Life Insurance Company, with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Nebraska.

V.

The purposes, objects and powers of the corporation are:

(a)	The business of the corporation is to be an insurance company and the corporation shall have the power to write, make and issue all types of insurance contracts as authorized by the laws of the State of Nebraska and the Director of Insurance of the State of Nebraska.

(b)	To engage in any lawful business, act or activity for which a corporation may be organized under the Nebraska Business Corporation Act, and being the purpose and intent of this Section V to invest the corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the said Act.

(c)	To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection therewith all powers given to corporations by the laws of the State of Nebraska.

VI.

The Corporation is authorized to issue six hundred thousand shares of Common Stock with a par value of fifty dollars ($50.00) per share, having an aggregate par value of thirty million dollars ($30,000,000). Common Stock shall only be issued to Pacific LifeCorp.

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Item 27. Exhibit (f)(2)

VII.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Business Corporation Act of the State of Nebraska, as the same may be amended and supplemented.

The corporation shall, to the fullest extent permitted by the provisions of the Business Corporation Act of the State of Nebraska, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing 2015 Amended and Restated Articles of Incorporation supersedes the original Articles of Incorporation and all amendments thereto.

IN WITNESS WHEREOF, Pacific Life Insurance Company has caused this 2015 Amended and Restated Articles of Incorporation to be executed by its Chief Executive Officer and by its Secretary this 30th day of December 2015.

Pacific Life Insurance Company

By:	/s/ James T. Morris
James T. Morris
Its Chief Executive Officer

By:	/s/ Jane M. Guon
Jane M. Guon
Its Secretary

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